UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	011-36259	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2016, the board of directors (the “Board”) of Nova Lifestyle, Inc. (the “Company”), received a letter of resignation from Mr. Ya Ming Wong, the Company’s Chief Executive Officer (“CEO”) and a member of the Board, effective immediately.  Mr. Wong indicated that he was resigning to pursue other professional opportunities, and not due to a disagreement with the Company or the Board.

On October 7, 2016, the Board appointed Ms. Thanh H. Lam to serve as the Company’s interim CEO.  Ms. Lam, age 48, has served as the Company’s President and as a member of its Board since June 30, 2011, and was elected as Chairperson on June 4, 2013.  Ms. Lam was a co-founder of the Diamond Sofa brand and previously was the CEO of Diamond Bar in Commerce, California, a wholly-owned subsidiary of the Company acquired in August 2011. Ms. Lam has pioneered the Diamond Sofa brand since 1992.

Ms. Lam received her Bachelor of Science degree in Business Administration and Finance from the California State University of Los Angeles in June, 1993.
On October 7, 2016, the Board appointed Mr. Umesh Patel as a member of the Board to fill the vacancy due to the resignation of Mr. Chung Shing Yam, as disclosed in the Form 8-K filed on September 28, 2016, to serve until his successor has been duly elected and qualified.  Since December, 2009, Mr. Patel, age 59, has served as a managing partner of DviBri LLC, a California-based consulting company providing services to private companies interested in conducting initial public offerings, along with other associated securities and investment services.  Since March, 2013, Mr. Patel has also been a consultant and coordinator for Eos-Petro Inc., an international and domestic petroleum exploration and production company based in Southern California.
Mr. Patel received his Bachelor of Commerce degree specializing in audits and accounts, and an Associate degree in hotel management and catering from Maharaja Sayaji Rao University in Baroda, India in 1978.  The Board believes that Mr. Patel is well qualified to serve as a member of the Board due to his extensive regulatory and investment experience.
There are no arrangements or understandings between Mr. Patel and any other person pursuant to which Mr. Patel was appointed as a director of the Company.  In addition, there is no family relationship between Mr. Patel and any director or executive officer of the Company.

Based on its investigation, the Board determined that Mr. Patel is an “independent director” under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and as defined by NASDAQ Rule 5605(a)(2).  The Board also determined that, based on its review, Mr. Patel qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.

Date: October 7, 2016	By:	/s/ Thanh H. Lam
Thanh H. Lam
	Its:	Chairperson, President and Interim Chief Executive Officer